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                                                                    Exhibit 23.4

                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement on Form S-8 and prospectus pertaining to the 1997 Equity Incentive Plan and the 1999 Non-Officer Equity Incentive Plan of Terayon Communication Systems, Inc. of our report dated March 30, 2000, with respect to the financial statements of Telegate Ltd. included in Terayon Communication Systems, Inc.'s Current Report on Form 8-K/A filed with the Securities and Exchange Commission on June 29, 2000.



Tel-Aviv, Israel                                      /s/ KOST FORER and GABBAY
September 27, 2000                                    A Member of Ernst & Young
                                                            International